As filed with the Securities and Exchange Commission on July 27, 2007

Registration No. 333-141449

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

MISSISSIPPI	6022	64-0676974
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

209 Troy Street

Tupelo, Mississippi 38804

(662) 680-1001

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

E. Robinson McGraw	Copies to:	Copies to:
Renasant Corporation	Mark A. Fullmer, Esq.	Katherine M. Koops, Esq.
209 Troy Street	Phelps Dunbar, LLP	Powell Goldstein LLP
Tupelo, Mississippi 38804	365 Canal Street, Suite 2000	One Atlantic Center – 14th Floor
(662) 680-1001	New Orleans, Louisiana 70130	1201 West Peachtree Street, N.W.
(Name, address, including zip code, and	(504) 584-9324	Atlanta, Georgia 30309
telephone number, including area code, of agent		(404) 572-6600
for service)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: The merger of Capital Bancorp, Inc. with and into Renasant Corporation was consummated on July 1, 2007. Renasant Corporation is hereby amending this registration statement to deregister the 802,762 shares of Renasant common stock, par value $5.00 per share, under this registration statement remaining after the issuance of its shares to stockholders of Capital Bancorp, Inc. in connection with the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-141449), as amended, shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to a Form S-4 Registration Statement (Registration No. 333-141449), as amended, Renasant Corporation, a Mississippi corporation (the “Registrant”), registered 3,600,000 shares of its common stock, par value $5.00 per share, issuable to stockholders of Capital Bancorp, Inc. pursuant to an Agreement and Plan of Merger dated as of February 5, 2007 by and among the Registrant, Renasant Bank, Capital Bancorp, Inc. and Capital Bank & Trust Company, as amended, under which Capital Bancorp, Inc. merged with and into the Registrant, with the Registrant surviving the merger. The merger was consummated on July 1, 2007. The Registrant hereby removes from registration the 802,762 shares of its common stock that remain unissued after the completion of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on July 27, 2007.

RENASANT CORPORATION

by:	/s/ E. Robinson McGraw
E. Robinson McGraw Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on July 27, 2007.

Signature	Title

/s/ E. Robinson McGraw E. Robinson McGraw	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stuart R. Johnson Stuart R. Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* William M. Beasley	Director

* George H. Booth, II	Director

* Frank B. Brooks	Director

* John M. Creekmore	Director

* Francis J. Cianciola	Executive Vice President and Director

* Marshall H. Dickerson	Director

* John T. Foy	Director

* Richard L. Heyer, Jr.	Director

* Neal A. Holland, Jr.	Director

* Harold B. Jeffreys	Director

* Jack C. Johnson	Director

* J. Niles McNeel	Director

* Theodore S. Moll	Director

* John W. Smith	Director

* H. Joe Trulove	Director

* J. Larry Young	Vice Chairman of the Board and Director

* By:	/s/ E. Robinson McGraw
E. Robinson McGraw Attorney-in-Fact